EXHIBIT 1


                                  PERDIGAO S.A.

                                 PUBLIC COMPANY

            CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIODS ENDED
                           DECEMBER 31, 2002 AND 2001
       in thousands of Brazilian Reais, in accordance with Corporate Law


                                  BALANCE SHEET
                                                      2002               2001

    ASSETS                                           3,007,234        2,424,094
      CURRENT ASSETS                                 1,862,352        1,043,055
      NONCURRENT ASSETS                                135,735          403,591
      PERMANENT                                      1,009,147          977,448
         Investments                                       442              483
         Property, plant and equipment                 934,097          903,640
         Deferred charges                               74,608           73,325

    LIABILITIES AND SHAREHOLDERS' INVESTMENT         3,007,234        2,424,094
      CURRENT LIABILITIES                            1,667,162        1,014,013
      LONG TERM LIABILITIES                            664,432          737,273
      SHAREHOLDERS' INVESTMENT                         675,640          672,808
         Capital stock restated                        490,000          415,433
         Reserves                                      185,640          257,375

                                INCOME STATEMENT


    GROSS SALES                                      3,341,709        2,789,409
        Domestic sales                               2,135,761        1,754,564
        Exports                                      1,205,948        1,034,845
    Sales Returns                                     (424,330)        (355,706)
    NET SALES                                        2,917,379        2,433,703
    Cost of Sales                                   (2,103,944)      (1,633,483)
    GROSS PROFIT                                       813,435          800,220
    Operating expenses                                (599,222)        (441,181)
    OPERATING INCOME BEF. FINANCIAL EXPENSES           214,213          359,039
    Financial expenses, net                           (219,207)        (120,752)
    Results from investments in subsidiaries             9,784            7,266
    Other operating results                             (2,243)          (2,503)
    INCOME FROM OPERATIONS                               2,547          243,050
    Nonoperating Income                                   (223)          (3,987)
    INCOME BEFORE TAXES                                  2,324          239,063
    Income Tax and Social Contribution                   6,601          (57,168)
    Profit sharing of management and employees            (693)         (13,648)
    NET INCOME                                           8,232          168,247
    EBITDA                                             293,481          421,280